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                                                               Exhibit 21.1

Town Sports International, Inc.
Subsidiaries



Subsidiaries (1)

TSI Allston, Inc.
TSI Arthro Fitness Services, Inc.
TSI Baltimore, Inc.
TSI Bethesda, Inc.
TSI Broadway, Inc.
TSI Brunswick, Inc.
TSI Cash Management, Inc.
TSI Cobble Hill, Inc.
TSI Copley, Inc.
TSI Dupont Circle, Inc.
TSI Dupont II, Inc.
TSI East 23, Inc.
TSI East 34, Inc.
TSI East 36, Inc.
TSI East 41, Inc.
TSI East 51, Inc.
TSI East 59, Inc.
TSI East 76, Inc.
TSI East 91, Inc.
TSI East 94, Inc.
TSI Fenway, Inc.
TSI Fifth Avenue, Inc.
TSI First Avenue, Inc.
TSI Forest Hills, Inc.
TSI Glover, Inc.
TSI Great Neck, Inc.
TSI Greenwich Street, Inc.
TSI Herald, Inc.
TSI Hoboken, Inc.
TSI Holdings (DC), Inc.
TSI Holdings (IP), Inc.
TSI International, Inc.
TSI Lexington, Inc.
TSI Lincoln, Inc.

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(1)The Subsidiaries are all wholly owned by Town Sports International, Inc.
except TSI Washington, Inc., TSI Dupont Circle, Inc., TSI Dupont II, Inc., TSI Glover, Inc., and TSI M Street, Inc. which are each wholly owned by TSI Holdings
(DC), Inc.

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TSI M Street, Inc.
TSI Madison, Inc.
TSI Mamaroneck, Inc.
TSI Princeton, LLC
TSI Rockville, Inc.
TSI Scarsdale, Inc.
TSI Seaport, Inc.
TSI Sheridan, Inc.
TSI Society Hill, Inc.
TSI Wall Street, Inc.
TSI Washington, Inc.
TSI West 23, Inc.
TSI West 80, Inc.
TSI White Plains, Inc.